Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Janus Aspen Series of our reports dated February 15, 2023, relating to the financial statements and financial highlights, which appear in Janus Henderson VIT Balanced Portfolio, Janus Henderson VIT Enterprise Portfolio, Janus Henderson VIT Flexible Bond Portfolio, Janus Henderson VIT Forty Portfolio, Janus Henderson VIT Global Research Portfolio, Janus Henderson VIT Global Technology and Innovation Portfolio, Janus Henderson VIT Mid Cap Value Portfolio, Janus Henderson VIT Overseas Portfolio, Janus Henderson VIT Research Portfolio (of our report dated February 15, 2023, except for the effects of the revision discussed in Note 7 to the financial statements, as to which the date is April 19, 2023) and Janus Henderson VIT Global Sustainable Equity Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2022, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

April 27, 2023